UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
January 14, 2008 — January 10, 2008
(Date of Report — Date of earliest event reported)
TRONOX INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-32669	20-2868245

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Robert S. Kerr Avenue
Oklahoma City, Oklahoma	73102

(Address of principal executive offices)	(Zip Code)
(405) 775-5000
(Registrant’s telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Effective January 10, 2008, The compensation committee of the board of directors of Tronox Incorporated (the “Company”) approved and the Company executed the First Amendment to the Tronox Incorporated 2005 Long Term Incentive Plan (the “Amendment”). The Amendment adds Article XV, Forfeiture of Awards, to the plan. The new provision provides the compensation committee with the discretion to cancel awards and require participants in the plan to forfeit awards made under the plan. It also provides the compensation committee with the discretion to require participants to repay any gains made on such awards. The compensation committee can cancel awards and require repayment of gains in the event of (i) misconduct by a participant or (ii) a restatement of the Company’s financial statements resulting from errors, omissions or fraud.

The Amendment is attached hereto as Exhibit 10.1

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Tronox Incorporated has named Michael J. Foster vice president, general counsel and secretary on January 10, 2008.

A copy of the press release announcing Mr. Foster’s appointment is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1 First Amendment to the Tronox Incorporated 2005 Long Term Incentive Plan

99.1 Press Release Dated January 10, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRONOX INCORPORATED
By:	/s/ Michael J. Foster
Michael J. Foster
Vice President, General Counsel and Secretary

     Dated: January 14, 2008